EXHIBIT 99.1

Quanex Building Products Announces Fourth Quarter and Fiscal Year 2016 Results

Margin Expansion Drives Improved Fiscal 2016 Results

Company Achieves Leverage Profile Target with ~$52 Million in Debt Repayments

HOUSTON, Dec. 15, 2016 (GLOBE NEWSWIRE) --  Quanex Building Products Corporation (NYSE:NX) (“Quanex” or the “Company”) today announced its results for the quarter and fiscal year ended October 31, 2016.

Fourth Quarter 2016 Highlights

  Net sales increased 27% to $249.2 million compared to $195.5 million in Q4 2015
  Income from continuing operations of $5.4 million, primarily impacted by $12.6 million non-cash goodwill impairment related to U.S. vinyl profiles business, compared to income from continuing operations of $9.9 million in Q4 2015
  Adjusted EBITDA increased 14% to $34.6 million versus $30.4 million in Q4 2015
  Bank debt reduced by approximately $32 million in the quarter

Fiscal Year 2016 Highlights

  Net sales increased 44% to $928.2 million compared to $645.5 million in 2015
  Loss from continuing operations of $1.9 million, largely impacted by $16.7 million interest expense related to the debt refinancing and $12.6 million non-cash goodwill impairment related to U.S. vinyl profiles business, compared to income from continuing operations of $15.6 million in 2015
  Adjusted EBITDA increased 58% to $110.3 million versus $69.7 million in 2015
  Cash provided by operating activities increased 29% to $86.4 million compared to $67.1 million during 2015
  Bank debt reduced by approximately $52 million since closing acquisition of Woodcraft Industries on November 2, 2015
  Debt refinanced, significantly reducing future annual interest expense

Bill Griffiths, Chairman, President and Chief Executive Officer, commented, “Our stated goals for fiscal 2016 were to expand margins, improve the leverage profile and refinance our debt.  The dedication of our hard working employees allowed us to accomplish all of these goals, and we look forward to another successful year in 2017.”

Fourth Quarter 2016 Results Summary
(Unaudited – See Non-GAAP Terminology Definitions and Disclaimers section for additional information)

	Three Months Ended October 31, 2016			Three Months Ended October 31, 2015
	Results Before Adjustments	Adjustments	Adjusted Results	Results Before Adjustments	Adjustments	Adjusted Results
Net sales	$249,171	$-	$249,171	$195,459	$-	$195,459
Cost of sales (1)	188,168	(32)	188,136	145,628	(1,229)	144,399
Selling, general and administrative (2)	26,480	(1)	26,479	22,379	(1,698)	20,681
Restructuring charges (3)	529	(529)	-	-	-	-
Asset impairment charges (4)	12,602	(12,602)	-	-	-	-
EBITDA	21,392	13,164	34,556	27,452	2,927	30,379
Depreciation and amortization(5)	13,387	(1,295)	12,092	10,679	-	10,679
Operating income	8,005	14,459	22,464	16,773	2,927	19,700
Interest expense	(2,174)	-	(2,174)	(367)	-	(367)
Other, net (6)	(1,443)	1,501	58	(831)	962	131
Income before income taxes	4,388	15,960	20,348	15,575	3,889	19,464
Income tax benefit (expense) (7)	1,043	(5,764)	(4,721)	(5,632)	(468)	(6,100)
Income from continuing operations	$5,431	$10,196	$15,627	$9,943	$3,421	$13,364

Diluted earnings per share from continuing operations	$0.16		$0.45	$0.29		$0.39

(1) Cost of sales adjustment relates solely to purchase price accounting inventory step-up impact from HL Plastics acquisition.
(2) Selling, general and administrative adjustments are for acquisition related transaction costs.
(3) Restructuring charges relate to the closure of several manufacturing plant facilities.
(4) Asset impairment charges relate to goodwill impairment.
(5) Depreciation and amortization adjustments relate to accelerated amortization for restructured PP&E and intangible assets.
(6) Other, net adjustments relate to foreign currency transaction gains (losses).
(7) Effective tax rate reflects impacts of adjustments on a with and without basis.

Fiscal Year 2016 Results Summary
(Unaudited – See Non-GAAP Terminology Definitions and Disclaimers section for additional information

	Twelve Months Ended October 31, 2016			Twelve Months Ended October 31, 2015
	Results Before Adjustments	Adjustments	Adjusted Results	Results Before Adjustments	Adjustments	Adjusted Results
Net sales	$928,184	$-	$928,184	$645,528	$-	$645,528
Cost of sales (1)	710,644	(2,671)	707,973	499,097	(4,159)	494,938
Selling, general and administrative (2)	114,910	(4,988)	109,922	86,536	(5,628)	80,908
Restructuring charges(3)	529	(529)	-	-	-	-
Asset impairment charges(4)	12,602	(12,602)	-	-	-	-
EBITDA	89,499	20,790	110,289	59,895	9,787	69,682
Depreciation and amortization(5)	53,146	(1,295)	51,851	35,220	-	35,220
Operating income	36,353	22,085	58,438	24,675	9,787	34,462
Interest (expense) benefit (9)	(36,498)	16,677	(19,821)	(991)	-	(991)
Other, net (6)	(5,479)	5,380	(99)	(531)	779	248
(Loss) income before income taxes	(5,624)	44,142	38,518	23,153	10,566	33,719
Income tax benefit (expense) (7)	3,765	(14,591)	(10,826)	(7,539)	(2,511)	(10,050)
(Loss) income from continuing operations	$(1,859)	$29,551	$27,692	$15,614	$8,055	$23,669

Diluted (loss) earnings per share from continuing operations (8)	$(0.05)		$0.80	$0.46		$0.69

(1) Cost of sales adjustments relate solely to purchase price accounting inventory step-up impact from HL Plastics and Woodcraft Industries acquisitions.
(2) Selling, general and administrative adjustments are for acquisition related transaction costs.
(3) Restructuring charges relate to the closure of several manufacturing plant facilities.
(4) Asset impairment charges relate to goodwill impairment.
(5) Depreciation and amortization adjustments relate to accelerated amortization for restructured PP&E and intangible assets.
(6) Other, net adjustments relate to foreign currency transaction gains (losses).
(7) Effective tax rate reflects impacts of adjustments on a with and without basis.
(8) Adjusted EPS is calculated using diluted shares outstanding of 34.5 million shares.
(9) Interest expense adjustments relate to write off of deferred loan costs, unamortized original issuance discount, and prepayment call premium related to debt refinance.

Quanex reported net sales of $249.2 million and $928.2 million for the three months and twelve months ended October 31, 2016, an increase of 27% and 44%, respectively, compared to $195.5 million and $645.5 million for the three months and twelve months ended October 31, 2015.  The increases were primarily driven by revenue generated from the acquisitions of HL Plastics and Woodcraft Industries in 2015, partially offset by foreign exchange translation impact.  (See Sales Analysis table for additional information)

Adjusted EBITDA increased to $34.6 million and $110.3 million during the fourth quarter and full fiscal year 2016, respectively, compared to $30.4 million and $69.7 million during the same periods of fiscal 2015.  Due to the successful implementation of ongoing operational initiatives, the Company’s consolidated Adjusted EBITDA margin improved by approximately 110 basis points during fiscal 2016.  For its “legacy” U.S. windows components business, the Company realized an Adjusted EBITDA margin improvement of approximately 45 basis points during the three months ended October 31, 2016, and approximately 225 basis points during the twelve months ended October 31, 2016.  (See Non-GAAP Terminology Definitions and Disclaimers section and Selected Segment Data table for additional information)

As of October 31, 2016, Quanex’s leverage ratio of Net Debt to LTM Adjusted EBITDA was 2.2x.  (See Non-GAAP Terminology Definitions and Disclaimers section for additional information)

Business Update

The Company has been open about its willingness to walk away from less profitable business in an effort to protect margins and free up capacity to reduce further investment.  Quanex continues to evaluate profitability by customer and product line, specifically in its U.S. vinyl profiles and cabinet components businesses.   As a result, the Company has initiated the process of reducing volumes manufactured for a large U.S. vinyl profiles customer and expects the process to be carried out in a phased manner throughout 2017 and into 2018.  Similarly, Quanex has decided to discontinue manufacturing certain low-margin cabinet component products and continues to explore additional opportunities to improve margins in this business.  In total, the Company shed approximately $15 million of business in fiscal 2016 as part of this initiative while expanding margins.  It is probable that Quanex will shed a further $50 million to $70 million of business in fiscal 2017, which should have a positive impact on margin percentages.

To prepare for these reductions, the Company has taken appropriate actions to rationalize capacity by closing two of its U.S. vinyl profile operations and one of its cabinet component operations, relocating assets to improve overall operational efficiency.

Fiscal 2017 Outlook

Bill Griffiths, Chairman, President and Chief Executive Officer, stated, “Based on end market dynamics that continue to be positive, we remain steadfast in our belief that the housing recovery will follow a slow, steady path of mid to high single digit growth for the next three to five years.  We do not subscribe to the rhetoric that suggests we are in the late innings of the housing recovery.  In addition, we continue to believe that new housing starts need to return to at least 1.5 million per year and that there is pent up demand in the R&R market.”

Quanex is projecting underlying sales growth of 5% to 6% for fiscal 2017 offset by the customer actions discussed above and a potential negative foreign currency translation impact, which could be approximately $20 million based on current exchange rates. The Company remains focused on driving continued margin enhancement and working capital management in an effort to further improve its free cash flow profile.

Conference Call and Webcast Information

The Company has scheduled a conference call for Friday, December 16, 2016, at 11:00 a.m. ET (10:00 a.m. CT).  To participate in the conference call dial (877) 388-2139 for domestic callers and (541) 797-2983 for international callers, in both cases using the conference passcode 29475717, and ask for the Quanex call a few minutes prior to the start time.  A link to the live audio webcast will also be available on the Company’s website at http://www.quanex.com in the Investors section under Presentations & Events.  A telephonic replay of the call will be available approximately two hours after the live broadcast ends and will be accessible through December 23, 2016.  To access the replay dial (855) 859-2056 for domestic callers and (404) 537-3406 for international callers, in both cases referencing conference passcode 29475717.

About Quanex

Quanex Building Products Corporation is an industry-leading manufacturer of components sold to Original Equipment Manufacturers (OEMs) in the building products industry.  Quanex designs and produces energy-efficient fenestration products in addition to kitchen and bath cabinet components.

For more information contact Scott Zuehlke, Vice President of Investor Relations & Treasurer, at (713) 877-5327 or scott.zuehlke@quanex.com.

Non-GAAP Terminology Definitions and Disclaimers

EBITDA (defined as net income or loss before interest, taxes, depreciation and amortization and other, net) and Adjusted EBITDA (defined as net income or loss before interest, taxes, depreciation and amortization and other, net, excluding transaction costs and purchase price accounting inventory step-ups) are non-GAAP financial measures that Quanex's management uses to measure its operational performance and assist with financial decision-making.  The Company believes these non-GAAP measures provide a consistent basis for comparison between periods, and will assist investors in understanding our financial performance when comparing our results to other investment opportunities. The leverage ratio of Net Debt to LTM Adjusted EBITDA is a financial measure that Quanex’s management believes is useful to investors and financial analysts in evaluating the Company’s leverage. In addition, with certain limited adjustments, this leverage ratio is the basis for a key covenant in Quanex’s credit agreements.  Net Debt is calculated using the sum of current maturities of long-term debt and long-term debt, minus cash and cash equivalents.  Adjusted Income (Loss) from Continuing Operations and Adjusted Diluted Earnings (Loss) from Continuing Operations are non-GAAP financial measures that exclude certain charges and credits because the Company believes that such items are not indicative of its core operating results, are not indicative of trends, and do not provide meaningful comparisons with other reporting periods.  Quanex believes the presented non-GAAP measures provide a consistent basis for comparison between periods, and will assist investors in understanding our financial performance when comparing our results to other investment opportunities.  The presented non-GAAP measures may not be the same as those used by other companies.  The Company does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with US GAAP.

Forward Looking Statements

Statements that use the words “estimated,” “expect,” “could,” “should,” “believe,” “will,” “might,” or similar words reflecting future expectations or beliefs are forward-looking statements. The forward-looking statements include, but are not limited to, future operating results of Quanex, the future financial condition of Quanex, future uses of cash and other expenditures, expenses and tax rates, expectations relating to the Company’s industry, and Quanex’s future growth, including any guidance discussed in this press release.  Guidance is a forward-looking estimate of performance and may not be indicative of actual results.  The statements and guidance set forth in this release are based on current expectations. Actual results or events may differ materially from this release. Factors that could impact future results may include, without limitation, the effect of both domestic and global economic conditions, the impact of competitive products and pricing, the availability and cost of raw materials, and customer demand. For a more complete discussion of factors that may affect the Company’s future performance, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2015, under the sections entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors,” and in Quanex’s other documents filed with the Securities and Exchange Commission from time to time.  Any forward-looking statements in this press release are made as of the date hereof, and Quanex Building Products Corporation undertakes no obligation to update or revise any forward-looking statements to reflect new information or events.

QUANEX BUILDING PRODUCTS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(In thousands, except per share data)
(Unaudited)

	Three Months Ended October 31,		Twelve Months Ended October 31,
	2016	2015	2016	2015

Net sales	$249,171	$195,459	$928,184	$645,528
Cost of sales	188,168	145,628	710,644	499,097
Selling, general and administrative	26,480	22,379	114,910	86,536
Restructuring charges	529	-	529	-
Depreciation and amortization	13,387	10,679	53,146	35,220
Asset impairment charges	12,602	-	12,602	-
Operating income	8,005	16,773	36,353	24,675
Interest expense	(2,174)	(367)	(36,498)	(991)
Other, net	(1,443)	(831)	(5,479)	(531)
Income (loss) before income taxes	4,388	15,575	(5,624)	23,153
Income tax benefit (expense)	1,043	(5,632)	3,765	(7,539)
Income (loss) from continuing operations	5,431	9,943	(1,859)	15,614
Income from discontinued operations, net of taxes	-	-	-	479
Net income (loss)	$5,431	$9,943	$(1,859)	$16,093

Income (loss) per common share:
From continuing operations	$0.16	$0.30	$(0.05)	$0.46
From discontinued operations	-	-	-	0.01
Income (loss) per common share, basic	$0.16	$0.30	$(0.05)	$0.47

Diluted income (loss) per common share:
From continuing operations	$0.16	$0.29	$(0.05)	$0.46
From discontinued operations	$-	$-	$-	$0.01
Income (loss) per common share, diluted	$0.16	$0.29	$(0.05)	$0.47

Weighted average common shares outstanding:
Basic	33,953	33,640	33,876	33,993
Diluted	34,536	34,148	33,876	34,502

Cash dividends per share	$0.04	$0.04	$0.16	$0.16

QUANEX BUILDING PRODUCTS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	October 31, 2016	October 31, 2015 (1)
ASSETS
Current assets:
Cash and cash equivalents	$25,526	$23,125
Accounts receivable, net	83,625	64,080
Inventories, net	84,335	63,029
Prepaid and other current assets	10,488	7,992
Total current assets	203,974	158,226
Property, plant and equipment, net	198,497	140,672
Deferred income taxes	-	8,783
Goodwill	217,035	129,770
Intangible assets, net	154,180	120,810
Other assets	6,667	7,255
Total assets	$780,353	$565,516

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$47,781	$47,778
Accrued liabilities	55,101	37,364
Income taxes payable	732	747
Current maturities of long-term debt	10,520	2,359
Total current liabilities	114,134	88,248
Long-term debt	259,011	53,767
Deferred pension and postretirement benefits	8,167	5,701
Deferred income taxes	18,322	-
Liabilities for uncertain tax positions	579	564
Other liabilities	12,309	21,941
Total liabilities	412,522	170,221
Stockholders’ equity:
Common stock	376	376
Additional paid-in-capital	254,540	250,937
Retained earnings	214,047	222,138
Accumulated other comprehensive loss	(38,765)	(10,049)
Treasury stock at cost	(62,367)	(68,107)
Total stockholders’ equity	367,831	395,295
Total liabilities and stockholders' equity	$780,353	$565,516

(1) October 31, 2015 balance sheet reflects adoption of ASU 2015-03 and ASU 2015-17.

QUANEX BUILDING PRODUCTS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(In thousands)
(Unaudited)

	Twelve Months Ended October 31,
	2016	2015
Operating activities:
Net (loss) income	$(1,859)	$16,093
Adjustments to reconcile net (loss) income to cash provided by operating activities:
Depreciation and amortization	53,146	35,220
Loss on disposition of capital assets	(20)	495
Stock-based compensation	6,089	4,266
Deferred income tax	(8,469)	5,204
Excess tax benefit from share-based compensation	(136)	(60)
Charge for deferred loan costs and debt discount	16,022	-
Asset impairment charges	12,602	-
Gain on involuntary conversion	-	(1,263)
Other, net	339	(19)
Changes in assets and liabilities, net of effects from acquisitions:
Decrease in accounts receivable	796	2,668
Decrease in inventory	5,346	9,805
Decrease (increase) in other current assets	2,503	(1,304)
Decrease in accounts payable	(2,273)	(2,862)
Increase (decrease) in accrued liabilities	1,246	(576)
(Decrease) increase in income taxes payable	(365)	369
Increase (decrease) in deferred pension and postretirement benefits	588	(372)
Increase (decrease) in other long-term liabilities	956	(283)
Other, net	(93)	(294)
Cash provided by operating activities	86,418	67,087
Investing activities:
Acquisitions, net of cash acquired	(245,904)	(131,689)
Capital expenditures	(37,243)	(29,982)
Proceeds from property insurance claim	-	1,263
Proceeds from disposition of capital assets	1,044	264
Cash used for investing activities	(282,103)	(160,144)
Financing activities:
Borrowings under credit facilities	634,800	117,000
Repayments of credit facility borrowings	(422,875)	(67,000)
Debt issuance costs	(11,435)	(496)
Repayments of other long-term debt	(2,185)	(1,020)
Common stock dividends paid	(5,470)	(5,515)
Issuance of common stock	3,400	5,109
Excess tax benefit from share-based compensation	136	60
Purchase of treasury stock	-	(52,719)
Cash provided by financing activities	196,371	(4,581)

Effect of exchange rate changes on cash and cash equivalents	1,715	379

Increase (decrease) in cash and cash equivalents	2,401	(97,259)
Cash and cash equivalents at beginning of period	23,125	120,384
Cash and cash equivalents at end of period	$25,526	$23,125

QUANEX BUILDING PRODUCTS CORPORATION
SELECTED SEGMENT DATA
(In thousands)
(Unaudited)

This table provides operating income (loss), EBITDA, and Adjusted EBITDA by reportable segment. Non-operating expense and income tax expense are not allocated to the reportable segments. For a reconciliation of income from continuing operations to operating income (loss), see Non-GAAP Financial Measure Disclosure table.

	NA Engineered Components	EU Engineered Components	NA Cabinet Components	Unallocated Corp & Other	Total
Three months ended October 31, 2016
Net sales	$154,000	$39,953	$56,485	$(1,267)	$249,171
Cost of sales	111,491	27,754	49,844	(921)	188,168
Restructuring charges	387	-	142	-	529
Asset impairment charges	12,602	-	-	-	12,602
Operating income (loss)	4,098	4,234	1,706	(2,033)	8,005
Depreciation and amortization	8,874	2,148	2,239	126	13,387
EBITDA	12,972	6,382	3,945	(1,907)	21,392
Transaction related costs	-	-	-	1	1
PPA-Inventory Step-up	-	32	-	-	32
Restructuring charges	387	-	142	-	529
Asset impairment charges	12,602	-	-	-	12,602
Adjusted EBITDA	$25,961	$6,414	$4,087	$(1,906)	$34,556
Adjusted EBITDA Margin %	17%	16%	7%		14%

Three months ended October 31, 2015
Net sales	$154,301	$42,340	$-	$(1,182)	$195,459
Cost of sales	114,122	32,105	-	(599)	145,628
Operating income (loss)	18,126	2,873	-	(4,226)	16,773
Depreciation and amortization	7,221	3,037	-	421	10,679
EBITDA	25,347	5,910	-	(3,805)	27,452
Transaction related costs	-	-	-	1,698	1,698
PPA-Inventory Step-up	-	1,229	-	-	1,229
Adjusted EBITDA	$25,347	$7,139	$-	$(2,107)	$30,379
Adjusted EBITDA Margin %	16%	17%	0%		16%

Twelve months ended October 31, 2016
Net sales	$560,029	$150,203	$223,391	$(5,439)	$928,184
Cost of sales	415,925	104,452	193,560	(3,293)	710,644
Restructuring charges	387	-	142	-	529
Asset impairment charges	12,602	-	-	-	12,602
Operating income (loss)	37,883	13,225	1,821	(16,576)	36,353
Depreciation and amortization	30,298	9,339	12,948	561	53,146
EBITDA	68,181	22,564	14,769	(16,015)	89,499
Transaction related costs	-	-	-	4,988	4,988
PPA-Inventory Step-up	-	384	2,287	-	2,671
Restructuring charges	387	-	142	-	529
Asset impairment charges	12,602	-	-	-	12,602
Adjusted EBITDA	$81,170	$22,948	$17,198	$(11,027)	$110,289
Adjusted EBITDA Margin %	14%	15%	8%		12%

Twelve months ended October 31, 2015
Net sales	$556,550	$93,644	$-	$(4,666)	$645,528
Cost of sales	429,097	72,319	-	(2,319)	499,097
Operating income (loss)	39,253	3,253	-	(17,831)	24,675
Depreciation and amortization	28,911	5,020	-	1,289	35,220
EBITDA	68,164	8,273	-	(16,542)	59,895
Transaction related costs	-	-	-	5,628	5,628
PPA-Inventory Step-up	-	4,159	-	-	4,159
Adjusted EBITDA	$68,164	$12,432	$-	$(10,914)	$69,682
Adjusted EBITDA Margin %	12%	13%	0%		11%

QUANEX BUILDING PRODUCTS CORPORATION
SALES ANALYSIS
(In thousands)
(Unaudited)

	Sales Bridge for Three Months Ended October 31, 2016
	NA Engineered	EU Engineered	NA Cabinet	Unallocated
	Components	Components	Components	Corporate & Other	Consolidated

Net sales, three months ended October 31, 2015	$154,301	$42,340	$-	$(1,182)	$195,459
Market volume	2,403	527	-	(85)	2,845
Eliminated products	(1,946)	-	-	-	(1,946)
Price changes	(426)	(342)	-	-	(768)
Foreign currency impacts	-	(1,029)	-	-	(1,029)
Mergers & acquisitions	-	(1,543)	56,485	-	54,942
Raw material pass through adjustments	(332)	-	-	-	(332)
Net Sales, three months ended October 31, 2016	$154,000	$39,953	$56,485	$(1,267)	$249,171

	Sales Bridge for Twelve Months Ended October 31, 2016
	NA Engineered	EU Engineered	NA Cabinet	Unallocated
	Components	Components	Components	Corporate & Other	Consolidated

Net sales, twelve months ended October 31, 2015	$556,550	$93,644	$-	$(4,666)	$645,528
Market volume	17,161	3,244	-	(773)	19,632
Eliminated products	(6,634)	-	-	-	(6,634)
Price changes	(1,819)	(1,710)	-	-	(3,529)
Foreign currency impacts	-	(2,803)	-	-	(2,803)
Mergers & acquisitions	-	57,828	223,391	-	281,219
Raw material pass through adjustments	(5,229)	-	-	-	(5,229)
Net Sales, twelve months ended October 31, 2016	$560,029	$150,203	$223,391	$(5,439)	$928,184